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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45116), Form S-4 (No. 333-48700) and Form S-8 (No.'s 33-28309, 33-56932, 33-89862, 33-89864, 333-76245, 333-84583, 333-37154,
333-62774 and 333-76728) of our report dated November 17, 2004 relating to the financial statements and financial statement schedules, which appears in Plexus Corp.'s Annual Report on Form 10-K for the year ended September 30, 2004.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
December 6, 2004